UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2022

Accolade, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39348	01-0969591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Third Avenue, Suite 1700

Seattle, WA 98101

(Address of Principal Executive
Offices and Zip Code)

(206) 926-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ACCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 19, 2022, Accolade, Inc. (the “Company”) entered into a Seventh Amendment to Credit Agreement (the “Seventh Amendment”) to its existing Credit Agreement, dated as of July 19, 2019 (as amended or otherwise modified from time to time, the “Credit Agreement”), with (a) Comerica Bank in its capacity as administrative agent and lender, and (b) Western Alliance Bank as a lender. Pursuant to the Seventh Amendment, the parties agreed to, among other things, (i) extend the maturity date to July 19, 2024, which may be automatically extended to July 19, 2025 if the Company has at least $200,000,000 in consolidated net cash as of May 31, 2024, (ii) document the transition from the LIBOR interest rate index to the Bloomberg Short-Term Bank Yield Index rate and (iii) establish new minimum covenant revenue targets.

The foregoing description of the terms of the Seventh Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Seventh Amendment, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accolade, Inc.

Dated: July 21, 2022
	By:	/s/ Stephen Barnes
Stephen Barnes
Chief Financial Officer